UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2023

HEALTHEQUITY, INC.

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced by HealthEquity, Inc. (the “Company”), Tyson Murdock will cease serving as Chief Financial Officer following the filing of the Company’s Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal quarter ending July 31, 2023. It is anticipated that such filing will occur in early September (the date of such filing, the “Filing Date”).
In connection with the transition of the Chief Financial Officer position, the Company has entered into a letter agreement with Mr. Murdock pursuant to which he will receive a one-time retention bonus in the amount of $100,000, subject to his continuing employment in good standing through the Filing Date and assistance with the preparation and filing of the applicable Form 10-Q. Thereafter, Mr. Murdock may serve as a Special Advisor to the Company for a limited transitory period ending not later than November 30, 2023, in which role he would assist in transitioning his responsibilities as determined by Jon Kessler, the Company’s President and Chief Executive Officer.
Until his termination date, Mr. Murdock will remain entitled to the compensation and benefits provided for in his employment agreement with the Company, dated as of June 25, 2020 (the “Employment Agreement”). In connection with the forthcoming termination of Mr. Murdock’s employment by the Company without cause, and in consideration of his execution, delivery and non-revocation of the release of claims against the Company and its subsidiaries and affiliates substantially in the form attached to the Employment Agreement and his continuing compliance with certain restrictive covenants contained therein, Mr. Murdock will receive the previously negotiated severance payments and benefits set forth in the Employment Agreement, as detailed in the Company’s most recent proxy statement filed with the SEC on May 12, 2023.
The foregoing description of the letter agreement with Mr. Murdock is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated June 30, 2023, between Tyson Murdock and the Company
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: July 3, 2023	By:	/s/ Delano Ladd
	Name:	Delano Ladd
	Title:	EVP, General Counsel and Secretary